                                                                       EXHIBIT 4

                             McRAE INDUSTRIES, INC.

                              INCENTIVE EQUITY PLAN


         Section 1. Purpose. The purpose of the McRae Industries, Inc. Incentive Equity Plan (the "Plan") is to attract and retain managerial and other key employees, and to reward such employees for making major contributions to the success of McRae Industries, Inc. (the "Company"). The Plan is designed to meet these objectives by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing such employees a proprietary interest in the long term growth and performance of the Company.

         Section 2. Definitions. For purposes of the Plan, unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

                  (a) "Award" (collectively, "Awards") means an award or grant made to a Participant under Sections 6 through 8, inclusive, of the Plan.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time, or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

                  (d) "Common Stock" means the Class A Common Stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof pursuant to Section 12 hereof.

                  (e) "Company" means McRae Industries, Inc., a Delaware corporation, and any subsidiary corporations within the meaning of
         Section 424(f) of the Code, as well as any successor corporation or corporations thereto.

                  (f) "Compensation Committee" means the committee of the Board constituted as provided in Section 3 of the Plan.

                  (g) "Disability" means the inability, by reason of physical or mental infirmity or both, of an individual to perform satisfactorily the duties then assigned to such individual or any other duties the Company is willing to assign to such individual for which compensation is payable. Disability shall be determined by the Compensation Committee based upon such evidence as the Compensation Committee shall deem sufficient and, upon medical evidence, if available, and, in the discretion of the Compensation Committee, upon certification of such Disability by an independent qualified physician.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

                  (i) "Fair Market Value," with respect to a share of the Common Stock at a particular time, shall be that value as determined by the Compensation Committee which shall be (i) if such Common Stock is listed on a national securities exchange or traded on the National Market System, the mean between the highest price and the lowest price at which the Common Stock shall have been sold regular way on a national securities exchange or the National Market System on said date, or, if no sales occur on said date, then on the next preceding date on which there were such sales of Common Stock, (ii) if the Common Stock shall not be listed on a national securities exchange or traded on the National Market System, the mean between the bid and asked prices last reported by the National Association of Securities Dealers, Inc. for the over-the-counter market on said date or, if no bid and asked prices are reported on said date, then on the next preceding date on which there were such quotations, or (iii) if at any time quotations for the Common Stock shall not be reported by the National Association of Securities Dealers, Inc. for the over-the-counter market and the Common Stock shall not be listed on any national securities exchange or traded on the National Market System, the fair market value determined by the Compensation Committee in such manner as it may deem reasonable.

                  (j) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (k) "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

                  (l) "Participant" means an employee of the Company who is granted an Award under the Plan.

                  (m) "Plan" means the McRae Industries, Inc. Incentive Equity Plan as set forth herein, as the same may be hereafter amended and from time to time in effect.

                  (n) "Restricted Stock Grant" means an Award of shares of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

                  (o) "Retirement" means the termination of an employee's employment with the Company at any time after the last day of the calendar month immediately preceding the calendar month in which the employee attains the age of 65 years.

                  (p) "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

         Section 3. Administration.

         (a) The Plan shall be administered by those members of the Audit and Incentive Stock Option Committee of the Board who are "nonemployee directors" for purposes of Rule 16b-3 under the Exchange Act.

         (b) The Compensation Committee is authorized to grant Awards under the Plan, to construe and interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision or action of the Compensation Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Compensation Committee, by execution of instruments in writing in such form as are approved by the Compensation Committee.

         Section 4. Duration of and Common Stock Subject to Plan.

         (a) Term. The Plan shall be effective on December 17, 1998, subject to approval by a plurality of the shares voting on approval of the Plan at the Annual Meeting of Stockholders held on said date or any adjournment thereof. The Plan shall terminate on December 16, 2008.

         (b) Shares of Common Stock Subject to Plan. The maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan, subject to adjustment as provided in Section 12 of the Plan, shall be 100,000 shares of the total authorized shares of the Common Stock. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitation the number of shares of Common Stock subject to issuance upon exercise or settlement of Awards and other stock-based Awards in each case determined as of the dates on which such Awards are granted. If any Awards are forfeited, terminated, settled in cash in lieu of stock, exchanged for other Awards, or expire unexercised, the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, termination, settlement, exchange or expiration. Further, any shares of Common Stock which are used as full or partial payment to the Company by a Participant of the purchase price of shares of Common Stock upon exercise of Stock Options shall again be available for Awards under the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

         (c) Individual Award Limit. In no event shall a Participant receive an Award or Awards during any one calendar year covering in the aggregate more than 10,000 shares of Common Stock.

         Section 5. Eligibility. Only managerial and other key employees shall be eligible to be granted Awards under the Plan. The Compensation Committee shall, from time to time, (i) determine those managerial and other key employees to whom Awards shall be granted and the conditions of each such Award or issue and sale and (ii) grant such Awards. No member of the Compensation Committee while serving as such shall be eligible to receive any Award hereunder.

         Section 6. Stock Options. Stock Options may be granted under the Plan in the form of Incentive Stock Options or Non-Qualified Stock Options; and such Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall determine:

                  (a) Grant. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Compensation Committee may from time to time approve. Stock Options may be granted alone, in addition to or in combination with other Awards under the Plan.

                  (b) Stock Option Price. The option exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Compensation Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Incentive Stock Option.

                  (c) Option Term. The term of each Stock Option shall be fixed by the Compensation Committee; except that the term of Incentive Stock Options shall not exceed 10 years after the date the Incentive Stock Option is granted.

                  (d) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Compensation Committee at the date of grant.

                  (e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by a Participant's giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Compensation Committee in its sole discretion, in shares of Common Stock already owned by the Participant, or by surrendering outstanding Awards denominated in stock.

                  (f) Special Rule for Incentive Stock Options. With respect to Incentive Stock Options granted under the Plan, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or such other limit as may be required by the Code.

         Section 7. Restricted Stock Grants. Restricted Stock Grants shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Compensation Committee shall determine:

                  (a) Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock to a Participant subject to such terms and conditions as the Compensation Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit such shares back to the Company upon termination of employment prior to vesting.

                  (b) Grants of Awards. Restricted Stock Grants may be granted under the Plan in such form and on such terms and conditions as the Compensation Committee may from time to time approve. Restricted Stock Grants may be granted alone, in addition to or in combination with other Awards under the Plan. Subject to the terms of the Plan, the Compensation Committee shall determine the number of Restricted Stock Grants to be granted to a Participant and the Compensation Committee may impose different terms and conditions on any particular Restricted Stock Grant made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award; which certificate evidencing such shares shall be held in custody by the Company until the restrictions thereon shall have lapsed.

                  (c) Restriction Period. Restricted Stock Grants shall provide that in order for a Participant's rights to vest in such Awards, the Participant must remain in the employment of the Company, subject to relief for specified reasons, for a period of time commencing on the date of the Award and ending on such later date or dates as the Compensation Committee may designate at the time of the Award ("Restriction Period"). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Compensation Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments), the Participant shall be entitled to receive his or her Restricted Stock Grant or portion thereof, as the case may be.

                  (d) Payment of Awards. The Compensation Committee may, in its discretion, permit a Participant to elect to receive, in lieu of shares of unrestricted stock at the conclusion of a Restriction Period, a cash payment equal to the Fair Market Value of the Restricted Stock vesting on the date the restrictions expire.

                  (e) Rights as a Stockholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which such dividends are issued.

         Section 8. Other Stock-Based and Combination Awards.

         (a) The Compensation Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired. Such other stock-based Awards may be granted either alone, in addition to or in combination with any other type of Award granted under the Plan.

         (b) The Compensation Committee may also grant Awards under the Plan in combination with other Awards or in exchange of Awards, or in combination with or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

         (c) Subject to the provisions of the Plan, the Compensation Committee shall have authority to determine the individuals to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

         Section 9. Deferral Elections. The Compensation Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise or earn out of an Award made under the Plan. If any such election is permitted, the Compensation Committee may establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting dividend equivalents in respect of deferrals credited in Common Stock.

         Section 10. Termination of Employment. The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Compensation Committee.

         Section 11. Non-transferability of Awards. No Award under the Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.

         Section 12. Adjustments Upon Changes in Capitalization, Etc.

         (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, other debentures, preferred or prior preference stocks, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

         (b) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an Award shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any Award and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Award, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change other than as specified above in this Section 12, in the number or kind of outstanding shares of Common Stock or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Compensation Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Award and of the shares then subject to an Award or Awards, such adjustment shall be made by the Compensation Committee and shall be effective and binding for all purposes of the Plan and each agreement entered into with a Participant under the Plan. In the case of any such substitution or adjustment as provided for in this Section 12, the Award price for each share covered thereby prior to such substitution or adjustment will be the Award price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this
Section 12. No adjustment or substitution provided for in this Section 12 shall require the Company in any agreement with a

Participant to issue a fractional share and the total substitution or adjustment with respect to each agreement with a Participant shall be limited accordingly.

         Section 13. Change in Control.

         (a) In the event of a Change in Control (as defined below) of the Company, (i) all Stock Options then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable and
(ii) all restrictions and conditions of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Change in Control.

         (b) "Change in Control" means:

                  (1) The acquisition by any "person" or "group" (as defined in the Exchange Act) of beneficial ownership of a majority of the combined voting power of the Company's then outstanding voting securities (determined in accordance with Rule 13d-3 under the Exchange Act); provided, however, that a Change in Control shall not include a sale by the Company of securities of the Company to investors in connection with an offering of securities that is subject to a registration statement that has been declared effective under the Securities Act of 1933, as amended; or

                  (2) Approval by the stockholders of the Company and consummation of (A) a reorganization, merger, consolidation or sale of substantially all the assets of the Company, in each case, with or to an entity of which Persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or sale do not immediately thereafter, beneficially own more than a majority of the combined voting power of the outstanding voting securities of the reorganized, merged, consolidated or purchasing entity (determined in accordance with Rule 13d-3 under the Exchange Act); or (B) a liquidation or dissolution of the Company.

         Section 14. Amendment and Termination. Without further approval of the stockholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable, except that the Board may not, without approval of the stockholders, make any amendment which would (i) require stockholder approval for Incentive Stock Options granted or to be granted under the Plan to qualify as incentive stock options within the meaning of Section 422 of the Code or (ii) require stockholder approval under applicable law or the rules of any national securities exchange upon which the Common Stock is listed at the time such amendment is proposed.

         Section 15. Miscellaneous.

         (a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery or vesting of shares, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

         (b) No Right To Employment. Neither the adoption of the Plan nor the granting of any Award hereunder shall confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause.

         (c) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         (d) Payments to Trust. The Compensation Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Company may make payments of amounts due or to become due to Participants in the Plan.

         (e) Engaging in Competition With Company. In the event a Participant's employment with the Company is terminated for any reason whatsoever, and within 12 months after the date thereof such Participant accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Compensation Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant at any time during the period beginning on that date which is 6 months prior to the date of such Participant's termination of employment with the Company.

         (f) Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Compensation Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Compensation Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (g) Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Compensation Committee agreeing to the terms and conditions of the Award and such related matters as the Compensation Committee shall, in its sole discretion, determine.

         (h) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

         (i) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.